EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of on Form S-1 our report dated March 28, 2013 relating to the consolidated financial statements of Bioheart, Inc. and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph referring to company’s ability to continue as a going concern) appearing in the Prospectus which is part of this Registration Statement.

We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ Fiondella, Milone & LaSaracina LLP

Glastonbury, Connecticut

April 23, 2013